As filed with the Securities and Exchange Commission on June 28, 1996

                                                      Registration No. 333-_____
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ACTIVE VOICE CORPORATION
             (Exact name of registrant as specified in its charter)


          WASHINGTON                           3661                                  91-1235111
(State or Other Jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer Identification No.)
Incorporation or Organization)        Classification Code Number)


                          2901 Third Avenue, Suite 500
                         Seattle, Washington  98121-9800
                                 (206) 441-4700

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            _________________________



                            Active Voice Corporation
                        1996 Employee Stock Purchase Plan

                            _________________________

                     Jose S. David, Chief Financial Officer
                          2901 Third Avenue, Suite 500
                         Seattle, Washington 98121-9800
                                 (206) 441-4700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            _________________________


                                    CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
Title of Each Class of        Amount to be      Proposed Maximum Aggregate  Amount of Registration
Securities to Be Registered   Registered (1)    Offering Price (2)          Fee
- --------------------------------------------------------------------------------------------------
Common Stock                  150,000 shares           $1,968,750                    $679
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices reported by the Nasdaq Stock Market on June 24, 1996, which was $13.13.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Registration Statement by reference:

          1. The Registrant's 1996 Annual Report on Form 10-K filed June 28, 1996 (File No. 0-22804);

          2. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, filed by the Registrant with the Commission on November 4, 1993, under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Articles of Incorporation of the Company (the "Articles") contain provisions entitling directors and executive officers to be indemnified by the Company against claims arising out of their actions in such capacities to the fullest extent permitted by law. In addition, the Articles contain provisions limiting the personal liability of directors to the Company or its shareholders to the fullest extent permitted by law. The Company has also secured insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


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

ITEM 8.  EXHIBITS

     EXHIBIT
     NUMBER    DESCRIPTION

      5   Opinion of Graham & James LLP/Riddell Williams P.S.
     10.6 Active Voice Corporation 1996 Employee Stock Purchase Plan
     23.1 Consent of Graham & James LLP/Riddell Williams P.S.
     23.2 Consent of Ernst & Young LLP, Independent Auditors
     24   Powers of Attorney

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of June, 1996.

                                   ACTIVE VOICE CORPORATION



                                   By  /S/ ROBERT L. RICHMOND
                                       -------------------------------
                                        Robert L. Richmond
                                        Chief Executive Officer and
                                        Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert L. Richmond and Jose S. David and each of them severally, his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in his name and on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.


         SIGNATURE                  TITLE                          DATE
         ---------                  -----                          ----


 /S/ ROBERT L. RICHMOND         Chief Executive Officer        June 27, 1996
- --------------------------      and Chairman of  the Board
 Robert L. Richmond             (Principal Executive Officer)

 /S/ ROBERT C. GRECO            Vice President--Product        June 27, 1996
- ---------------------------     Development, Secretary,
 Robert C. Greco                Treasurer and Director


 /S/ JOSE S. DAVID              Chief Financial Officer        June 27, 1996
- ---------------------------     (Principal Financial and
 Jose S. David                  Accounting Officer)

         SIGNATURE                  TITLE                          DATE
         ---------                  -----                          -----

 /S/ TOM A. ALBERG              Director                    June 27, 1996
- ----------------------------
 Tom A. Alberg


 /S/ HAROLD H. KAWAGUCHI        Director                    June 27, 1996
- ----------------------------
 Harold H. Kawaguchi




EXHIBIT
NUMBER   DESCRIPTION

  5      Opinion of Graham & James LLP/Riddell Williams P.S.

 10.6    Active Voice Corporation 1996 Employee Stock Purchase
         Plan (incorporated by reference from Exhibit 10.6 to the Registrant's 1996 Annual Report on Form 10-K filed June 28, 1996 (File No. 0-22804))

 23.1     Consent of Graham & James LLP/Riddell Williams P.S.
         (included in Exhibit 5)
 23.2     Consent of Ernst & Young LLP, Independent Auditors

 24       Powers of Attorney (included on signature pages)